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                                                                    EXHIBIT 4.17


                              SECURITY AGREEMENT
                              ------------------


          This SECURITY AGREEMENT (this "Agreement"), dated as of __________, 1999 is made between Divico, Inc., a Delaware corporation ("Debtor") and Liuco, Inc., a Delaware corporation ("Secured Party").

          Debtor and Secured Party hereby agree as follows:

          SECTION 1  Definitions; Interpretation.
                     ---------------------------

          (a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Note.

          (b) As used in this Agreement, the following terms shall have the following meanings:

          "Collateral" has the meaning set forth in Section 2.
           ----------

          "Documents" means this Agreement, the Note and all other certificates,
           ---------
documents, agreements and instruments delivered to Secured Party under or in connection herewith.

          "Event of Default" means any one of the following events:
           ----------------

          (a) the default by Maker in the payment of any principal of or interest on the Note within ten (10) business days after demand;

          (b) the default by Maker in the performance of any obligations under the Note or the Security Documents and the continuation of such default beyond thirty (30) days after notice from the Secured Party to cure such default; or

          (c) a case shall be commenced, or the Maker or any guarantor hereof shall file a petition commencing a case, against Maker or any guarantor under any provision of the Federal Bankruptcy Code of 1978, as amended, or shall seek relief under any provision of any other bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under such law, or Maker or any guarantor hereof shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver, trustee or liquidator of either of Maker or any guarantor hereof, or all or any part of its property.

          "Note" means that certain Revolving Demand Note dated of even date
           ----
herewith made by RAVISENT Technologies Inc. in favor of Secured Party, as amended, modified, renewed, extended or replaced from time to time.

          "Obligations" means the indebtedness, liabilities and other
           -----------
obligations of Debtor to Secured Party under or in connection with this Agreement and the Note.

          "Person" means an individual, corporation, partnership, joint venture,
           ------
trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

          "UCC" means the Uniform Commercial Code as the same may, from time to
           ---
time, be in effect in the State of Delaware; provided, however, in the event
                                             --------  -------
that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                                       1.
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          (c)  Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

          (d) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

          SECTION 2 Security Interest.
                    -----------------

          (a) As security for the payment and performance of the Obligations, Debtor hereby pledges, assigns, transfers, hypothecates and sets over to Secured Party, and hereby grants to Secured Party a security interest in, all of Debtor's right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the "Collateral"): all accounts, accounts receivable, contract rights, rights to payment, chattel paper, letters of credit, documents, securities, money and instruments, and investment property, whether held directly or through a securities intermediary, and other obligations of any kind owed to Debtor; all deposit accounts, and all funds and amounts therein; all inventory; all equipment; all general intangibles and other personal property of Debtor; and all proceeds, including insurance proceeds, of any and all of the foregoing.

          (b) This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with
Section 14 hereof.

          (c) Notwithstanding the foregoing provisions of this Section 2, the grant of a security interest as provided herein shall not extend to, and the term "Collateral" shall not include, any contracts, licenses, contract rights and other general intangibles of Debtor (whether owned or held as licensee or lessee, or otherwise), to the extent that (i) such contracts, licenses, contract rights and other general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security
                   --------  -------
interest shall extend to, and the term "Collateral" shall include, (A) any and all proceeds of any contracts, licenses, contract rights and other general intangibles which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, and (B) upon obtaining the consent of any such licensor, lessor or other applicable party's consent with respect to any such otherwise excluded contracts, licenses, contract rights and other general intangibles, such contracts, licenses, contract rights and other general intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term "Collateral."


          SECTION 3  Financing Statements, Etc.  Debtor shall execute and
                     -------------------------
deliver to Secured Party concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in

                                       2.
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form reasonably satisfactory to Secured Party, and take all other action, as
Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement.

          SECTION 4  Representations and Warranties. Debtor represents and
                     ------------------------------
warrants to Secured Party that:

          (a) Debtor is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

          (b) The execution, delivery and performance by Debtor of this Agreement have been duly authorized by all necessary corporate action of Debtor, and this Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

          (c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Debtor of this Agreement.

          (d)  The Debtor has good and marketable title to the Collateral.

          SECTION 5  Covenants. So long as any of the Obligations (other than
                     ---------
incohate obligations) remain unsatisfied, Debtor agrees that:

          (a) Debtor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

          (b) Debtor shall not surrender or lose possession of (other than to Secured Party), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business or as otherwise permitted by the Note and the Documents.

          (c) Debtor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

          (d) Debtor shall maintain and preserve its corporate existence, its rights to transact business and all other rights, franchises and privileges necessary or reasonably desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Note or any Document.

                                       3.
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          SECTION 6  Remedies.
                     --------

          (a) Upon the occurrence and continuance of any Event of Default, Secured Party may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement the Note or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws.

          (b) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law. Debtor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral.

          SECTION 7  Notices. All notices or other communications hereunder
                     -------
shall be in writing and mailed, sent or delivered to the respective parties hereto at or to their respective addresses set forth below their names on the signature pages hereof, or at or to such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be effective (i) if delivered by hand, when delivered; and (ii) if sent by mail, upon the earlier of the date of receipt or five business days after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States).

          SECTION 8  No Waiver; Cumulative Remedies. No failure on the part of
                     ------------------------------
Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

          SECTION 9  Binding Effect. This Agreement shall be binding upon, inure
                     --------------
to the benefit of and be enforceable by Debtor, Secured Party and their respective successors and assigns.

          SECTION 10 Governing Law. This Agreement shall be governed by, and
                     -------------
construed in accordance with, the law of the State of Delaware, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than Delaware.

          SECTION 11 Entire Agreement; Amendment. This Agreement contains the
                     ---------------------------
entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

                                       4.
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          SECTION 12 Severability. Whenever possible, each provision of this
                     ------------
Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

          SECTION 13 Counterparts. This Agreement may be executed in any number
                     ------------
of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same Delaware.

          SECTION 14 Termination. Upon payment and performance in full of all
                     -----------
Obligations (except incohate obligations), this Agreement shall terminate and Secured Party shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to Secured Party hereunder.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                             DIVICO, INC.


                                             By  ___________________________
                                                 Title:

                                             One Great Valley Parkway
                                             Malvern, Pennsylvania  19355
                                             Attn: Jason C. Liu


                                             LIUCO, INC.

                                             By  ___________________________
                                                 Title:

                                             One Great Valley Parkway
                                             Malvern, Pennsylvania  19355
                                             Attn: Jason C. Liu



                                       5.